Exhibit 99.1

February 17, 2023	Bryan J. Lowrance T +1 617 951 7189 bryan.lowrance@ropesgray.com

BY EDGAR

Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Attn: Christina Chalk

Re:	Amarin Corporation plc

Dear Ms. Chalk:

On behalf of Amarin Corporation plc (“Amarin” or the “Company”), we are writing to highlight materially misleading statements found within the Definitive Additional Materials filed with the Securities and Exchange Commission (the “Commission”) on February 15, 2023 (the “Sarissa Definitive Additional Materials”) by Sarissa Capital Management LP and certain affiliates thereof (collectively, “Sarissa”). We were reluctant to write to the Commission about definitive additional solicitation materials and do not do so lightly; but we felt compelled due to the objectively false narrative Sarissa has most recently shared with shareholders.

The headline and contents of the press release issued by Sarissa on February 15, 2023 (the “Press Release”) and filed with the Commission as the Sarissa Definitive Additional Materials are factually inaccurate and dangerously misleading to shareholders of the Company. In this communication, Sarissa claims that the Company did not intend to accept the shareholder votes delivered on Sarissa’s blue proxy cards. These allegations are categorically false.

On the evening of February 14, 2023 London time, Sarissa’s proxy solicitors sent an email to the Company’s transfer agent and registrar (the “Registrar”), which included scanned copies of the blue proxy cards that Sarissa intended to deliver and a request that the Registrar confirm that the cards were acceptable in advance of delivery of such proxy cards.

- 2 -	February 17, 2023

At approximately 5:40 a.m. New York City time on February 15, 2023, the Registrar contacted the Company and the Company’s legal counsel by email to confirm that the Registrar should accept Sarissa’s blue proxy cards because the form was different from that which the Registrar had previously seen. Until that time, the Registrar had only seen the white proxy card prepared by the Company.

By 9:00 a.m. New York City time on February 15, 2023, Ropes & Gray LLP, on behalf of the Company, replied to the Registrar’s email stating that “Assuming [the blue proxy cards] have been properly signed and delivered, [the Registrar] should plan to accept blue proxy cards as well as management’s white proxy cards.”

Not 30 minutes thereafter, the Registrar confirmed with Sarissa’s proxy solicitor via email that the Company was accepting Sarissa’s blue proxy cards and that the Registrar had lodged the votes accordingly.

Seven hours later, long after the confusion was clarified, Sarissa issued the Press Release and filed the Sarissa Definitive Additional Materials. At no time did the Registrar inform Sarissa that the Company was not accepting Sarissa’s blue proxy cards. Sarissa’s claims to the contrary are categorically false.

The Company has previously written to the staff of the Commission (the “Staff”) regarding concerns about the validity of certain of Sarissa’s statements included in filings made with the Commission. Sarissa continues to put forth materially misleading statements in an effort to solicit shareholder votes in advance of the Company’s upcoming General Meeting of Shareholders. In fact, each time Sarissa demonstrates a lack of understanding of applicable U.K. law, it seeks to blame Amarin for the existence of such law. Possibly, as suggested by claims pending against Sarissa in Delaware Chancery Court, Sarissa does not believe the law applies to its activities. Amarin, however, operates under no such delusion. Sarissa’s response to Amarin’s assistance has been to attempt to deflect attention to its seeming incompetence by asserting that Amarin is somehow at fault. As a consequence, Amarin will cease efforts to facilitate Sarissa’s compliance with applicable law, and Sarissa can, by itself, address additional failings.

The Sarissa Definitive Additional Materials include a charge concerning improper conduct, without factual foundation, and the facts are in clear and direct opposition. The email correspondence to which this letter refers is attached hereto as Exhibit A. We urge the Staff to require Sarissa to make clear and full corrections to the relevant disclosure and any other filings that would otherwise be necessary to be fully compliant with applicable law.

- 3 -	February 17, 2023

If you have any questions with respect to the matters raised in this letter, please contact Bryan Lowrance at (617) 951-7189 or by email at Bryan.Lowrance@ropesgray.com.

Respectfully submitted,

/s/ Bryan J. Lowrance
Bryan J. Lowrance

- 4 -	February 17, 2023

Exhibit A

[See Attached]

- 5 -	February 17, 2023

From: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>

Sent: Thursday, February 16, 2023 5:25 AM

To: Paul Schulman <p.schulman@morrowsodali.com>

Subject: FW: URGENT. FW: Amarin GM—Sarissa signed proxy card attached—please review

EXTERNAL EMAIL

Hi Paul,

As mentioned, EQ did not advise that Amarin were not accepting these proxy cards. As this was a different proxy form that EQ had seen before, we had to check with Amarin if we were to accept it. Amarin advised that we were able to accept therefore we have lodged the votes.

See the chain below.

Many thanks

Jamie-Leah

Jamie-Leah Taylor Client Relationship Lead UK Shareholder Services Equiniti Group Limited Jamie-Leah.Taylor2@equiniti.com 07929719795

From: Caroline Hall <Caroline.Hall@dfkingltd.co.uk>

Sent: 15 February 2023 14:16

To: Hewitt, Adam <Adam.Hewitt@equiniti.com>

Cc: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>; Viraj Patel

<viraj.patel@dfkingltd.co.uk>; Nock, Louise <Louise.Nock@Equiniti.com>

Subject: RE: URGENT. FW: Amarin GM—Sarissa signed proxy card attached—please review

Fantastic – thank you very much. Can you confirm the address the originals should be sent – would this be your address below or to Aspect House, Spencer Rd, Worthing, Lancing BN99 6DA.

Should we address them to a particular person (if so whom) and can you also provide a phone number as this is required by the delivery company.

Best regards,

Caroline

- 6 -	February 17, 2023

From: Hewitt, Adam <Adam.Hewitt@equiniti.com>

Sent: 15 February 2023 14:11 To: Caroline Hall <caroline.hall@dfkingltd.co.uk>

Cc: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>; Viraj Patel

<viraj.patel@dfkingltd.co.uk>; Nock, Louise <Louise.Nock@Equiniti.com>

Subject: FW: URGENT. FW: Amarin GM—Sarissa signed proxy card attached—please review

Caroline,

Further to the below, to confirm we are accepting the blue forms. Please send the originals, following the emailed copies sent previously as discussed.

With apologies for any confusion or inconvenience.

Kind regards,

Adam Hewitt Meeting Management – Proxy Reporting Equiniti Group adam.hewitt@equiniti.com +44 (0)20 3048 1703 Highdown House | Yeoman Way | Worthing BN99 3HH

From: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>

Sent: 15 February 2023 13:46

To: Nock, Louise <Louise.Nock@Equiniti.com>; Felicio, Nadia <Nadia.Felicio@equiniti.com>;

Hewitt, Adam <Adam.Hewitt@equiniti.com>

Cc: Graham, Lisa <Lisa.Graham@equiniti.com>

Subject: FW: URGENT. FW: Amarin GM - Sarissa signed proxy card attached - please review

Hi all

Please see the response below from Amarin’s lawyers.

Kind Regards

Jamie-Leah

- 7 -	February 17, 2023

Jamie-Leah Taylor Client Relationship Lead UK Shareholder Services Equiniti Group Limited Jamie-Leah.Taylor2@equiniti.com 07929719795

From: Weiss-Cook, Emily <Emily.Weiss-Cook@ropesgray.com>

Sent: 15 February 2023 13:44

To: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>; Mercier, Jacqueline

<JMercier@goodwinlaw.com>; Paul Schulman <p.schulman@morrowsodali.com>; Tom Reilly

<tom.reilly@amarincorp.com>; Lisa DeFrancesco <Lisa.DeFrancesco@amarincorp.com>; Diane

McClusick <Diane.McClusick@amarincorp.com>; Tony Vecchio <tvecchio@okapipartners.com>;

Teitelbaum, Brian M <brian.m.teitelbaum@citi.com>; Wood, Thomas1

<thomas1.wood@citi.com>; Lowrance, Bryan <Bryan.Lowrance@ropesgray.com>; Chappel, Amy <Amy.Chappel@ropesgray.com>; John.Elgar@klgates.com; Cooper, Emma

<Emma.Cooper@klgates.com>; Daire Cassidy <Daire.Cassidy@arthurcox.com>; Stephen Ranalow <stephen.ranalow@arthurcox.com>; Aiden Small <Aiden.Small@arthurcox.com>; Pierce, Gail

Alivia <GailPierce@goodwinlaw.com>; Seo, Sumin <SSeo@goodwinlaw.com>

Cc: Felicio, Nadia <Nadia.Felicio@equiniti.com>

Subject: RE: URGENT. FW: Amarin GM—Sarissa signed proxy card attached—please review

Hi Jamie-Leah,

The blue proxy cards are the cards that Sarissa has been sending to Amarin shareholders; they include the same proposals that management’s card does, but they appoint a different proxy. Assuming they have been properly signed and delivered, Equiniti should plan to accept blue proxy cards as well as management’s white proxy cards.

Thank you,

Emily

Emily C. Weiss-Cook

ROPES & GRAY LLP

T +1 212 841 8878

1211 Avenue of the Americas

New York, NY 10036-8704

Emily.Weiss-Cook@ropesgray.com

www.ropesgray.com

- 8 -	February 17, 2023

This message (including attachments) is privileged and confidential. If you are not the intended recipient, please delete it without further distribution and reply to the sender that you have received the message in error.

From: Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>

Sent: Wednesday, February 15, 2023 5:39 AM

To: Mercier, Jacqueline <JMercier@goodwinlaw.com>; Paul Schulman

<p.schulman@morrowsodali.com>; Weiss-Cook, Emily <Emily.Weiss-Cook@ropesgray.com>;

Tom Reilly <tom.reilly@amarincorp.com>; Lisa DeFrancesco

<Lisa.DeFrancesco@amarincorp.com>; Diane McClusick <Diane.McClusick@amarincorp.com>;

Tony Vecchio <tvecchio@okapipartners.com>; Teitelbaum, Brian M

<brian.m.teitelbaum@citi.com>; Wood, Thomas1 <thomas1.wood@citi.com>; Lowrance, Bryan <Bryan.Lowrance@ropesgray.com>; Chappel, Amy <Amy.Chappel@ropesgray.com>;

John.Elgar@klgates.com; Cooper, Emma <Emma.Cooper@klgates.com>; Daire Cassidy

<Daire.Cassidy@arthurcox.com>; Stephen Ranalow <stephen.ranalow@arthurcox.com>; Aiden

Small <Aiden.Small@arthurcox.com>; Pierce, Gail Alivia <GailPierce@goodwinlaw.com>; Seo,

Sumin <SSeo@goodwinlaw.com>

Cc: Felicio, Nadia <Nadia.Felicio@equiniti.com>

Subject: URGENT. FW: Amarin GM—Sarissa signed proxy card attached—please review

Importance: High

Hi all,

We have received the attached Blue Proxy Card on behalf of Sarissa. EQ were not aware of a blue proxy card being used.

Please can you tell us if we are to accept this, or any other blue proxy forms received?

We would appreciate an update on this ASAP so that our reporting is correct.

Many thanks in advance

Kind Regards

Jamie-Leah

Jamie-Leah Taylor Client Relationship Lead UK Shareholder Services Equiniti Group Limited Jamie-Leah.Taylor2@equiniti.com 07929719795

- 9 -	February 17, 2023

From: Caroline Hall <Caroline.Hall@dfkingltd.co.uk>

Sent: 14 February 2023 17:22

To: Hewitt, Adam <Adam.Hewitt@equiniti.com>; Taylor, Jamie-Leah <Jamie-Leah.Taylor2@equiniti.com>

Cc: Viraj Patel <viraj.patel@dfkingltd.co.uk>

Subject: Amarin GM—Sarissa signed proxy card attached—please review

Importance: High

CAUTION: This email originated from outside the organization. Do not click links or open attachments unless you recognize the sender and know the content is safe.

Hello Adam, Jamie-Leah,

Please see attached the completed proxy cards for the 8 funds held by Sarissa on the ordinary register (totalling 20,300,000 shares).

Can you please confirm that these are acceptable so that orginals can be couried over to Aspect house for your attention.

Thank you

Caroline